Exhibit 99.1

NASDAQ Hearings Panel Grants Speedus Maximum Extension to Regain Compliance with Listing Requirements

April 15, 2010 (Freehold, NJ): Speedus Corp. (Nasdaq: SPDE), today announced that on April 12, 2010 it received notice that the NASDAQ Hearings Panel (the “Panel”) granted the Company the maximum allowable extension to regain compliance with Listing Rule 5550(b) (the “Rule”), which requires stockholders’ equity of at least $2.5 million. The Panel’s decision follows the hearing that took place on March 11, 2010, at which time Speedus' management presented the Panel with a plan for regaining and sustaining compliance with the Rule.

About Speedus Corp.
Speedus Corp. (NASDAQ: SPDE) operates through its two majority subsidiaries, Zargis Medical Corp. and Density Dynamics, Inc. Additional information on Speedus Corp. may be obtained at www.speedus.com or by contacting Peter Hodge at 888-773-3669 (ext. 23) or phodge@speedus.com.

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Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.